UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2009

SPONGETECH DELIVERY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-100925	54-2077231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 33rd Street, Suite 518
New York, New York 10001
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 695-7850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 25, 2009, Spongetech Delivery Systems, Inc. (the “Company”) received a letter from the Financial Industry Regulatory Authority (“FINRA”).  The letter states that, pursuant to NASD Rule 6530, the Company is required to file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended May 31, 2009 (the “Annual Report”) by no later than October 16, 2009.  The Company’s shares of common stock will not be eligible for continued quotation on the OTC Bulletin Board if the Company fails to comply with this requirement.  As previously disclosed, the Company is filing its Annual Report late because its former auditor, Drakeford & Drakeford, LLC, had its registration revoked by the Public Company Accounting Oversight Board.

If the Company does not request a hearing with a FINRA Hearing Officer, or file its Annual Report by October 16, 2009, it is anticipated that the Company’s shares of common stock will be delisted effective October 20, 2009 as set forth in the FINRA letter.  On October 2, 2009, the Company requested an appeal hearing with a FINRA Hearing Officer.  In addition, the Company and its auditors are using their best efforts to complete the audit and file the Annual Report by October 16, 2009.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spongetech Delivery Systems, Inc.

Date: October 2, 2009	By:	/s/ Michael Metter
Michael Metter
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 2, 2009.